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                                                                     EXHIBIT 4.5

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                            MEWBOURNE ENERGY PARTNERS
                                    -A, L.P.

                         A Delaware limited partnership

Certificate Number                          Number of General Partner Interests

                               This Certifies That





is a General Partner of Mewbourne Energy Partners -A , L.P., a Delaware limited partnership (the "Partnership"), owning the number of General Partner Interests in the Partnership above specified, each General Partner Interest having an initial purchase price from the Partnership of One Thousand Dollars ($1,000.00). Each General Partner Interest is subject to all of the terms and conditions of the Agreement of Partnership of the Partnership and entitled to all the rights and privileges stated therein. This Certificate is intended solely to provide in concise form certain information about the ownership of General Partner Interests in the Partnership. All rights, obligations and other attributes (including those relating to assignment and transfer) pertaining to the General Partner Interests described in this Certificate are set forth in and governed by the Agreement of Partnership of the Partnership, to which reference must be made for description of such rights, obligations and other attributes. This Certificate is not valid unless executed by an authorized officer of the Managing Partner of the Partnership.

                                       MEWBOURNE ENERGY PARTNERS,      -A, L.P.

                                           By:   Mewbourne Development
                                                 Corporation, Managing Partner



Dated:                                 BY:
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                                              J. Roe Buckley, Treasurer

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         This Certificate and the Agreement of Partnership of the Partnership
are your evidence of ownership of General Partner Interests, and both should be retained. This Certificate should be submitted to the Partnership in the event of any proposed change in ownership of your General Partner Interests.

         For transfer purposes, please return this Certificate to Mewbourne Development Corporation, Investor Services Department, 3901 S. Broadway, Tyler, Texas 75701, (903) 561-2900.

For Value received, the undersigned hereby sells, assigns and transfers _________________ of the General Partner Interests represented by this Certificate unto:

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                           (Print Name of Transferee)

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                         (Street Address of Transferee)

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               (City)               (State)                 (Zip)

and does hereby irrevocably constitute and appoint the Managing Partner attorney to transfer the said General Partner Interests on the books of the Partnership with full power of substitution.

Subject to the terms of Section 8.1 of the Agreement of Partnership of the Partnership, the undersigned consents/does not consent to the above-named transferee's becoming a substituted General Partner in the Partnership.

Date:
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 (Signature* of General Partner Interest Holder or Authorized Representative)

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            (Signature* of Joint General Partner Interest Holder)

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              (Printed Name of General Partner Interest Holder)

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            (Printed Name of Joint General Partner Interest Holder)

Signed in presence of:
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                                          (Witness)

*NOTE: Please sign your name exactly as it is shown on the Certificate. When General Partner Interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized corporate officer, and indicate corporate office held by person signing. If a partnership, please sign in partnership name by authorized person.